UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2025

T. Rowe Price OHA Select Private Credit Fund
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01561	88-6521578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Vanderbilt Avenue, 16th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 326-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 25 2025, TRP OHA SPV Funding I, LLC (the “Borrower”), a wholly owned subsidiary of T. Rowe Price OHA Select Private Credit Fund (the “Company”), entered into the Third Amendment (the “Third Amendment”) to the Amended and Restated Revolving Credit and Security Agreement, dated as of June 30, 2023, by and among BNP Paribas (“BNP”), as administrative agent, The Bank of New York Mellon Trust Company, National Association, as collateral agent, the Company, as equityholder, TRP OHA Servicer I, LLC, as servicer, the Borrower, as borrower, and the lenders party thereto. The Third Amendment, among other things, (i) increased the maximum facility amount from $400,000,000 to $500,000,000 (ii) reduced the applicable margin for advances to 1.85% per annum prior to the end of the reinvestment period and 2.35% per annum thereafter, and (iii) changed the unused commitment fee (A) during the period from and including the date that is the three month anniversary of the Closing Date to and excluding the date that is the six month anniversary of the Closing Date to 125 basis points (1.25%) if the unused amount is greater than 50% of the facility amount, 100 basis points (1.00%) if the unused amount is less than or equal to 50% of the facility amount and greater than 25% of the facility amount, and 0 basis points (0.00%) if the unused amount is less than or equal to 25% of the facility amount, (B) during the period from and including the six month anniversary of the Closing Date to but excluding the Third Amendment Date to the applicable margin if the unused amount is greater than or equal to 75% of the facility amount, 125 basis points (1.25%) if the unused amount is less than 75% of the facility amount and greater than 50% of the facility amount, 100 basis points (1.00%) if the unused amount is less than or equal to 50% of the facility amount and greater than 25% of the facility amount, and 0 basis points (0.00%) if the unused amount is less than or equal to 25% of the facility amount, and (C) during the period from and including the Third Amendment Date to but excluding the Facility Termination Date to the applicable margin if the unused amount is greater than or equal to 40% of the facility amount, to 75 basis points (0.75%) if the unused amount is less than 40% of the facility amount or greater than 20% of the facility amount, and 0 basis points (0.00%) if the unused amount is less than or equal to 20% of the facility amount.

The foregoing description is only a summary of the material provisions of the Third Amendment and is qualified in its entirety by reference to a copy of the Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1
Third Amendment to Revolving Credit and Security Agreement, dated as of November 25, 2025, by and among TRP OHA SPV Funding I, LLC, as borrower, BNP Paribas as administrative agent, The Bank of New York Mellon Trust Company, National Association, as collateral agent, T. Rowe Price OHA Select Private Credit Fund, as equityholder, TRP OHA Servicer I, LLC, as servicer, and the lenders party thereto

104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, T. Rowe Price OHA Select Private Credit Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T. Rowe Price OHA Select Private Credit Fund

Date: December 1, 2025	By:	/s/ Thomas Hansen
Name: Thomas Hansen
Title: Chief Financial Officer